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                                                                    Exhibit 10.6



                  NEITHER THIS SUBORDINATED CONVERTIBLE NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT AS OTHERWISE PROVIDED HEREIN, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO RIVER OAKS FURNITURE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                   [FORM OF 12% SUBORDINATED CONVERTIBLE NOTE]
                              DUE November 12, 1998


$_____________________                                      Belden, Mississippi
                                                            November 12, 1997

                  RIVER OAKS FURNITURE, INC., a Mississippi corporation (the "Company"), for value received, hereby promises to pay ________________________ hereinafter referred to as "holder" of this 12% subordinated convertible note (the "Note"), the principal amount of Two Hundred Eighty Thousand ($280,000.00) Dollars (or so much thereof as shall not have been previously paid) on or before November 12, 1998. The unpaid principal of this Note remaining outstanding from time to time shall bear interest at the rate of 12% per annum (computed on the basis of a 365-day year) from the date hereof. Interest shall be payable semi-annually on each first day of May and first day of November after the date hereof. Principal and all accrued and unpaid interest shall be due and payable on or before November 12, 1998. Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the principal office of the Company. The Company shall have the right to prepay this Note in while or in part.

         1. Events of Default. If any of the following conditions or events (each an "Event of Default" and collectively, the "Events of Default") shall occur and be continuing:

                  (a) if the Company shall default in the payment of any principal on this Note when the same becomes due and payable, whether at maturity or otherwise, and such payment shall not have been made within thirty
(30) days after written notice of default shall have been received by the Company from the holder of this Note; or

                  (b) if the Company shall default in the payment of any interest on the Note when the same becomes due and payable and such default shall continue




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more than thirty (30) days after written notice of default shall have been received by the Company from the holder of this Note; or

                  (c) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or similar statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver or liquidator of the Company or of all or substantially all of the properties of the Company or such subsidiary, or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

                  (d) if, within ninety (90) days after the commencement of an involuntary bankruptcy proceeding or other action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affective the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within ninety (90) days after the appointment without the consent or acquiescence of the Company or any custodian, trustee, receiver or liquidator of the Company or of all or substantially all of the properties or the Company, such appointments shall not have been vacated; or

                  (e) the Company shall be in default under any Senior Debt and such Senior Debt has been accelerated and is immediately due and payable by the Company;

then, and in such event, the holder hereof may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice to the Company, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued and unpaid hereon, without presentment, demand, protest or notice, all of which are hereby waived; provided, however, no holder shall take any action to enforce its rights hereunder unless and until the holder of any Senior Debt shall have accelerated such Senior Debt or has otherwise taken legal action to collect such Senior Debt following the default of the same.



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         2.  Conversion.

                  2.1. Conversion Privilege. This Note may, at the election of the holder hereof, on or prior to the maturity date (or, if this Note is not paid on the maturity date, the date payment is made) be converted into the number of fully paid and nonassessable shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), determined by dividing (x) the conversion price of $2.50 (such conversion price, as so adjusted and readjusted and in effect at any time, being herein called the "Conversion Price") into (y) the outstanding principal amount of this Note being converted.

                  2.2  Manner of Conversion, Partial Conversion, Etc.

                           2.2.1. Surrender of Note. This Note may be converted
by the holder hereof by surrender of this Note, accompanied by written notice stating that such holder elects to convert all or a portion of the outstanding principal amount hereof. The certificate or certificates for shares of Common Stock which are to be issued will be issued in the name of the holder. A minimum of at least Ten Thousand Dollars ($10,000) of the principal amount must be tendered. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been so surrendered to the Company; and at such time the rights of the holder as to that portion of this Note so converted shall cease, and the certificate or certificates for shares of Common Stock (or other securities) shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof. In no event may the holder hereof surrender this Note for partial conversion more often than two (2) times per calendar year.

                           2.2.2. Accrued Interest, Etc. The Company  will have
no obligation to pay to the holder converting this Note any accrued but unpaid interest on the principal amount so converted up to and including the date of conversion.

         2.3. Delivery of Stock Certificates; Fractional Shares. As promptly as practicable after the conversion of this Note in whole or in part, and in any event within ten (10) days thereafter, the Company will issue and deliver to the holder of this Note, a certificate or certificates for the number of full shares of Common Stock (or other securities) issuable upon such conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the market value of one full share as of the close of business on the date of such conversion, as determined by the Board of Directors. Upon issuance, such certificates shall bear a legend restricting transfers similar to the legend on this Subordinated Convertible Note.

                  2.4. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:



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         2.4.1. If (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon conversion of this Note will be appropriately increased so that the holder will be entitled to receive the number of shares of Common Stock the holder would have owned immediately following such action had this Note been converted immediately prior thereto, and the Conversion Price will be appropriately adjusted.

         2.4.2. If the number of shares of Common Stock shall be decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon conversion of this Note will be appropriately decreased so that the holder thereafter will be entitled to receive the number of shares of Common Stock that the holder would have owned immediately following such action had this Note been converted immediately prior thereto, and the Conversion Price will be appropriately adjusted.

         2.4.3. No adjustment in the Conversion Price need be made if such adjustment would amount to a change in such Conversion Price of less than $.10; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 2.4.3 shall be carried forward and taken into account at the time of any subsequent adjustment in the Conversion Price.

                  2.5. Adjustments for Consolidation Merger, Sale of Assets, Reorganization, Etc. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation or share exchange of the Company with or merger of the Company with or into any other corporation or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon conversion of this Note in accordance with the terms hereof, the holder of this Note shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, share exchange, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such holder would have been entitled to receive upon conversion of this Note had this Note been exercised immediately before such reorganization, reclassification, consolidation, share exchange, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for herein.



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                  2.6. Notices of Record Date, Etc. In the event of

                  (a) any action by the Company which would require an adjustment to the Conversion Price pursuant to Section 2.4, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock, any consolidation or merger involving the Company and any other person, any transfer of all or substantially all the assets of the Company to any other person or any other transaction described in Section 2.5 hereof, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the holder of this Note, at least ten (10) days prior to the date of any action referred to in the notice referred to herein, a notice specifying (i) the date on which any such record is to be taken for the purpose of determining the holders of record of Common Stock entitled to receive such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, winding-up or other transaction referred to in
Section 2.4 or 2.5 hereof is to take place, and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled or obligated to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, winding-up or other transaction referred to in Section 2.4 or 2.5 hereof. In addition, promptly after the occurrence of any event which results in an adjustment of the Conversion Price, the Company shall mail to the holder of this Note a notice of such adjustment together with a statement setting forth the computations relating thereto. Failing to give such notice or any default therein shall not affect the legality or validity of the proceedings described in Subsection (a), (b) or (c) of this Section 2.6.

                  2.7. Reservation of Stock, Etc., Issuable on Conversion. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of this Note, the number of shares of Common Stock (or other securities), whether authorized but unissued shares reserved by it which are free from preemptive rights or issued shares which have been reacquired by it, from time to time issuable upon the conversion of this Note at the time outstanding. The Company hereby covenants that all such securities shall be duly authorized and, when issued upon such conversion, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

                  2.8. Conversion Agent. The Company may, upon 10 days prior written notice to the holder of this Note, appoint a bank or trust company as agent



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for the purpose of accepting this Note surrendered for conversion and issuing
Common Stock upon the conversion of this Note pursuant to Section 2.2, and thereafter (as long as the authority of such agent shall continue in effect) any such surrender and conversion and issuance shall be made at such office to and by such agent.

         3. Subordination.

         3.1. Definition. For purposes of this Section 3.1 the term "Senior Debt" shall mean any indebtedness for borrowed money, the payment of which the Company is at the time of determination responsible or liable as obligor, guarantor or otherwise, other than (a) indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness is junior and subordinate to other indebtedness and obligations of the Company, (b) indebtedness which by its terms refers explicitly to this Note and states that such indebtedness shall not be senior thereto and shall be equally subordinated and equally junior, and (c) indebtedness of the Company in respect of this Note. Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions set forth herein without regard to any amendment, modification, or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt, and any of which may be made or created at any time by the Company in its sole discretion.

                  3.2. Note Subordinate to Senior Debt. The Company, for itself, its successors and assigns, covenants and agrees, and each holder, by its acceptance of this Note or any portion hereof, likewise covenants and agrees, that this Note shall be subordinated and subject, to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all Senior Debt. The provision of this Section 3 are made for-the benefit of all holders of Senior Debt, and any such holder may proceed to enforce such provisions.

                  3.3. Payment Over of Proceeds Upon Dissolution, Etc. No payment on account of principal of (or premium, if any) or interest on this Note shall be made, if any default or event of default with respect to any Senior Debt, which permits or with the giving of notice or passage of time or both would permit the holders thereof (or a trustee on their behalf) to accelerate the maturity thereof, shall have occurred and be continuing and the Company shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any Senior Debt (or the representative or representatives of such holders).

                  In the event this Note is declared due and payable before the maturity date hereof, or upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the



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Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or upon any assignment by the Company for the benefit of creditors or any other marshalling of the assets of the Company, all principal of (and premium, if any) and interest due or to become due upon all Senior Debt (including any interest thereon occurring after the commencement of any such proceeding) shall first be paid in full before the holder of this Note shall be entitled to retain any assets (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as this Note, to the payment of all Senior Debt which may at the time be outstanding, provided that the rights of the holders of the Senior Debt are not altered by such reorganization or readjustment) so paid or distributed in respect of this Note (for principal, premium, if any, or interest); and upon such dissolution or winding-up or liquidation or reorganization or assignment or marshaling of assets, any payment or distribution or assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan or reorganization or readjustment, the payment of which is subordinated, at least to the same extent as this Note, to the payment of all Senior Debt which may at the time be outstanding, provided that the rights of the holders of the Senior Debt are not altered by such reorganization or readjustment), to which the holders of this Note would be entitled, except for the provisions of this Section, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of this Note if received by them or it, directly to the holders of Senior Debt (pro rata to each such holder as their interests may appear on the basis of the respective amounts of Senior Debt held by such holder, including any interest thereon accruing after the commencement of any such proceedings) or their representatives, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of this Note.

                  No holder of Senior Debt shall be prejudiced in his right to enforce subordination of this Note by any act or failure to act on the part of the Company.

                  Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which, by its express terms, ranks on a parity with this Note and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until this Note shall be paid in full. For purposes of such subrogation, no payments or distributions on the Senior Debt pursuant to this Section shall, as between the Company, its creditors other than the holders of Senior Debt, and the holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Debt, and no payments or distributions to the holders of this Note of



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assets by virtue of the subrogation herein provided for shall, as between the
Company, its creditors other than the holder of Senior Debt, and the holders of this Note, be deemed to be a payment to or on account of this Note. The provisions of this Section are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of Senior Debt, on the other hand, and nothing contained in this Section or in this Note is intended to or shall impair the obligation of the Company, which is unconditional and absolute, to pay the principal of (and premium, if any) and interest on this Note as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of this Note and creditors of the Company other than the holders of Senior Debt, nor shall anything herein prevent the holders of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, under this Note, of the holders of Senior Debt in respect of cash, property or securities of the Company otherwise payable or delivered to the holders of this Note upon the exercise of any such remedy.

            Nothing contained in this Section 3.3 shall prevent conversion of this Note.

         4. Miscellaneous.

            4.1. Governing Law. This Note shall be governed by the laws of the State of Mississippi.

            4.2. Notices. All notices delivered pursuant to the terms hereof shall be deemed effective upon receipt thereof.


                                RIVER OAKS FURNITURE, INC.

                                BY:
                                    ------------------------------------
                                    STEPHEN L. SIMONS

                                ITS: CHAIRMAN AND CEO




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